UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

HEALTHCARE TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The proxy solicitor to Healthcare Trust, Inc. (the “Company”) is expected to use the following recorded telephone message in connection with the Company’s 2020 annual meeting of stockholders.

PROXYLITE MESSAGE

Hi, this is Mike Weil, CEO of Healthcare Trust, Inc.

Over the past week you should have received proxy materials related to the HTI Annual Meeting being held on April 15th.

I am calling to ask that you take a minute today to cast your vote.

Your vote matters and will help HTI to hold the required annual meeting as scheduled next week.

If you are ready to vote your shares now, you may do so by pressing 1 at any time during this call to be connected with a proxy specialist.

Our board recommends that you vote in favor of all proposals.

If you received this as a voice mail message or if you have questions about the proxy materials, you may contact a specialist at Broadridge, our proxy agent, at 855-973-0096 for assistance.

I appreciate your investment in HTI and thank you in advance for your participation in this year’s annual meeting.